UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2016

SIGNAL BAY, INC.

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-12350	47-1890509
(Commission File No.)	(IRS Employer Identification No.)

9484 S. Eastern Ave #141 Las Vegas, NV	89123
(Address of principal executive offices)	(Zip code)

702-748-9944
(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 22, 2016, the Board of Directors of Signal Bay, Inc. (the "Company"), by unanimous written consent, and the holders of a majority (the "Majority Shareholders") of the Company's common stock, par value of $0.0001 per share (the "Common Stock"), by majority written consent, voted in favor of an increase in the aggregate number of shares of Common Stock authorized to be issued by the Company from seven hundred fifty million (750,000,000) to three billion (3,000,000,000) (the "Authorized Share Increase").

On March 23, 2016, the Company filed a Certificate of Restatement and Amendment to its Articles of Incorporation (the "Amendment") with the Secretary of State of Colorado, effecting the Authorized Share Increase. A copy of the Amendment is included as Exhibit 3.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

Signal Bay, Inc. will be relocating its corporate headquarters to 62930 O.B. Riley Rd, Suite 300, Bend, OR 97703 on April 1, 2016. Attached as Exhibit 99.1 is a copy of the press release relating to the Company's announcement, which is incorporated herein by reference.

Note: the information in this report (including the exhibits) is furnished pursuant to Item 7.01 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description

3.1	Restated and Amended Articles of Incorporation

99.1	Press Release Dated March 18, 2016

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signal Bay, Inc.

Dated: March 28, 2016	By:	/s/ William Waldrop
	Name:	William Waldrop
	Title:	CEO